Exhibit 10.1

DEBENTURE EXTENSION AGREEMENT

THIS DEBENTURE EXTENSION AGREEMENT (hereinafter , this "Agreement") made this 5th day of August, 2015 by and between:

YA GLOBAL INVESTMENTS, L.P., f/'k/a Cornell Capital Partners, LP (the "Investor"), a Cayman Island exempt limited partnership with offices located at 1012 Springfield Avenue Mountainside, NJ 07092; and

NEOMEDIA TECHNOLOGIES, INC. (the "Company"), a Delaware corporation with its principal office located at 1515 Walnut Street, Suite 100, Boulder, Colorado 80302.

Background

Reference is made to certain secured convertible debentures issued by the Company to the Investor listed on Schedule "1" attached hereto and to such debentures issued upon assignment thereof by the Investor to subsequent holders as listed on Schedule “1A”, all of which are incorporated herein by reference (collectively, the "Debentures").

Reference is made to those certain warrant instruments issued by the Company and held by the Investor listed on Schedule "2" attached hereto and incorporated herein by reference (each, a "Warrant Instrument") , each of which allows the holder to purchase such number of shares of common stock of the Company (the "Warrants Shares") as set forth in such Warrant Instrument at a price per share set forth in such Warrant Instrument (the "Exercise Price").

The Company has requested that the Investor extend the maturity date of each of the Debentures until February 5, 2016, and the Investor has agreed to do so, but only upon the terms and conditions set forth herein.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged , it is hereby agreed by and between the Company and the Investor as follows:

Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Debentures.

Acknowledgment of Indebtedness

1.	The Company hereby acknowledges and agrees that it is liable to the Investor as follows (all amounts in USD):

a	Owed under the NEOM-42 Debenture as of:	June 30, 2015
	Principal		1,713,704.00
	Interest		77,358.08
	Total		1,791,062.08

b	Owed under the NEOM-45 Debenture as of:	June 30, 2015,
	Principal		17,547,522.00
	Interest		3,334,029.61
	Total		20,881,551.61

c	Owed under the NEOM-46 Debenture as of:	June 30,2015
	Principal		5,991,004.00
	Interest		0
	Total		5,991,004.00

		Total	$28,663,617.69

Hereinafter, all amounts due as set forth in this Paragraph 1, and all amounts hereafter owed or due under the Financing Documents shall be referred to collectively as the "Obligations."

Waiver of Claims

2.	The Company, for itself and on behalf its former and/or current subsidiaries that are party to any of the Financing Documents (collectively along with the Company, the "Obligors") hereby acknowledges and agrees that none of the Obligors have any offsets, defenses, claims, or counterclaims against the Investor, its general partner, and its investment manager, and each of their respective agents, servants, attorneys, advisors, officers, directors, employees, affiliates, partners, members, managers, predecessors, successors, and assigns (singly and collectively, as the "Released Parties"), with respect to the Obligations, the Financing Documents, the transactions set forth or otherwise contemplated in this Agreement, or otherwise, and that if the Obligors now have, or ever did have, any offsets, defenses, claims, or counterclaims against any of the Released Parties, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Obligors each hereby RELEASE each of the Released Parties from any and all liability therefor.

Debenture Amendments

3.	Extension of Maturity Date. The “Maturity Date” of each of the Debentures is hereby extended to February 5, 2016. The Company acknowledges and agrees that this extension (a) is a one-time extension for the specific period indicated, and (b) shall not be deemed to constitute (i) an agreement to provide any further extension of the Maturity Dates of the Debentures, or (ii) a waiver of any existing Events of Default, whether known or unknown, or of any the provisions of the Debentures or of the other Financing Documents.

Warrants

4.	Warrants. Schedule "2" attached hereto sets forth a complete list of each Warrant Instrument issued to the Investor and remaining outstanding, and the material terms of each such Warrant Instrument. The parties acknowledge and agree that as of June 30, 2015 the Investor is the holder of each of the Warrant Instruments listed on Schedule “2” and that the amounts listed are true and correct.

5.	Ratification. The Company hereby acknowledges, confirms, and agrees that, (a) except as specifically modified herein, the Debentures and all other Financing Documents remain in full force and effect, and confirm and ratify each of the terms thereof and (b) all amounts outstanding under the Debentures as set forth herein are unconditionally owing by the Company to the Investor, without offset, defense or counterclaim of any kind, nature or description whatsoever.

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IN WITNESS WHEREOF, this Debenture Extension Agreement has been executed as of the date first set forth above. ·

YA GLOBAL INVESTMENTS, L.P.,		NEOMEDIA TECHNOLOGIES, INC.
By: Yorkville Advisors, LLC,
its Investment Manager

By:	/s/ David Gonzalez	By:	/s/ Laura Marriott
Name: David Gonzalez		Name: Laura Marriott
Title: Member & General Counsel		Title: CEO & Board Chairperson